UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2016

MVP REIT II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-205893	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01Regulation FD Disclosure

MVP REIT II, Inc., a publicly registered non traded real estate investment trust incorporated under the laws of Maryland (the “Company”) announced that in accordance with FINRA Rule 15-02’s net investment method, the Company will continue to report its estimated value per share at $25.00 per common share.

The estimated value per share of $25.00 per common share will be used for purposes of effectuating permitted redemptions of our common stock and issuing shares pursuant to our distribution reinvestment plan.

There can be no assurance that a stockholder would realize $25.00 per common share if the Company were to liquidate or engage in another type of liquidity event.  Further, a distribution by the Company will have the effect of reducing the estimated per-share value below $25.00, in the event any portion of the investor's distribution represents a return of capital.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2016

MVP REIT II, INC.

By: __/s/ Tracee Gress_______________

Tracee Gress

Chief Financial Officer